                                   Exhibit 4.4

                         eSPEED, INC. DEFERRAL PLAN FOR
             EMPLOYEES OF CANTOR FITZGERALD, L.P. AND ITS AFFILIATES

                  (Amended and Restated as of October 26, 2000)

                                   BACKGROUND

Effective as of October 1, 1982, Cantor, Fitzgerald Group, Ltd. adopted the Cantor, Fitzgerald Group, Ltd. Employees Deferral Plan in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees.

Effective January 1, 1984, Cantor, Fitzgerald Group, Ltd. adopted an amended and restated document as the Cantor, Fitzgerald Group, Ltd. Employees Deferral Plan for purposes of complying with all applicable laws, including the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. Subsequent to this amendment, Cantor, Fitzgerald Group, Ltd. became Cantor Fitzgerald Incorporated, and effective September 25, 1992, Cantor Fitzgerald Incorporated was changed to a Delaware limited partnership, under the name of the Cantor Fitzgerald, L.P. (the "Company").

Effective January 1, 1989, the Cantor, Fitzgerald Group, Ltd. Employees Deferral Plan was renamed the Cantor Fitzgerald Incorporated Employees' Deferral Plan; and effective September 25, 1992, the Cantor Fitzgerald Incorporated Employees' Deferral Plan was renamed again, the Cantor Fitzgerald Deferral Plan, and the Cantor Fitzgerald Deferral Plan was again amended and restated in its entirety in order to incorporate all applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993 and the regulations promulgated thereunder by the Secretary of the Treasury.

Effective October 26, 2000, eSpeed, Inc. ("eSpeed") shall become a co-sponsor of the Plan, and the Cantor Fitzgerald Deferral Plan shall be renamed the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the "Plan").


                                    Article I
                                   Definitions
                                   -----------

The following terms shall have the following meanings for purposes of this Plan and any amendments thereto:

Account: The account established on behalf of a Participant under the Plan pursuant to the provisions of Section 3.4.

Account Balance: The value of an Account determined as of any Valuation Date.

Administrative Committee: The person or persons appointed pursuant to, and having the responsibilities specified in, Article X of the Plan.

Affiliate: Any corporation, partnership or other entity (other than the Company) which is:

                  (a) a member of a "controlled group of corporations" (as that term is defined in Code section 414(b)) of which the Company is a member;

                  (b) a member of any trade or business under "common control" (as that term is defined in Code section 414(c)) with the Company;

                  (c) a member of an "affiliated service group" (as that term is defined in Code section 414(m)) which includes the Company;

                  (d) a "leasing organization" which "leases" (as those terms are defined in Code section 414(n)) its employees to the Company and which otherwise satisfies the requirements of Code sections 414(n)(1) through (4) and which employees who are so leased to the Company are not covered by a retirement plan described in Code section 414(n)(5) and/or if covered by a retirement plan described in Code section 414(n)(5), constitute more than 20% of the Company's non-highly compensated workforce within the meaning of Code section 414(n)(5)(C)(ii); or

                  (e) an entity required to be aggregated with the Company pursuant to regulations tinder Code section 414(o).

Beneficiary: Any person designated by a Participant to receive any payment of Plan benefits due after the Participant's death.

Benefit Commencement Date: The first day on which all events have occurred which entitle a Participant or a Beneficiary to receive payment of his or her benefit under the Plan.

Code: The Internal Revenue Code of 1986, as may be amended from time to time. Reference to a specific provision of the Code shall include such provision and any valid regulation promulgated thereunder.

Company:  "Company"   means:

                  (a) on and after September 25, 1992, Cantor Fitzgerald, L.P. and any successor thereto; and

                  (b) on or after January 1, 1989, and prior to September 25, 1992, Cantor Fitzgerald Incorporated.

Compensation: The total compensation paid by the Company to an Employee with respect to each Plan Year which is currently includible in gross income and

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required to be reported as wages on the Employee's Form W-2, plus any additional amount of compensation which the Employee could have elected to receive in cash with respect to the applicable period but which was instead contributed by the Company to an employee benefit plan under a Code section 401(k) or Code section 125 arrangement, but excluding any other amounts contributed to or the value of benefits under any other deferred compensation, employee benefit or fringe benefit program or plan or any other extraneous form of compensation. Compensation for any Self-Employed Individual shall be equal to his Earned Income.

For a Participant's initial year of participation, Compensation paid by the Company during the entire Plan Year shall be recognized.

For purposes of the Plan, the annual amount of Compensation taken into account for a Participant shall not exceed $200,000 (as adjusted for cost-of-living increases). In determining the Compensation of a Participant under this limitation, the family aggregation rules of Code section 414(q)(6) shall apply. However, in applying those rules, "Family" includes only the Spouse of a Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, by applying the family aggregation rules, the adjusted $200,000 limit would be exceeded, then the limitation is prorated among the affected individuals in proportion to each individual's compensation as determined before the application of the $200,000 limit.

In addition to the other applicable limitations set forth on the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of such Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than twelve (12) months, the OBRA '93 compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is twelve (12).

The determination of Compensation will be in accordance with records maintained by the Company and shall be conclusive.

Notwithstanding the foregoing, for purposes of determining the actual deferral percentage as defined in Article III, Compensation shall mean, unless otherwise elected by the Company, the total amount of compensation paid to a Participant during a Plan Year, as reflected on the Form W-2 filed by the Company (or amended Form W-2) with respect to such Participant for the Plan Year. If the aforementioned election is made, then Compensation shall also include compensation which is not currently included in the Participant's gross income by reason of the application of Code sections 125, 402(e)(3), 402(h)(1)(B), or 403(b).

Direct Rollover: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Directed Investments: The investments made under the Plan by the Trustee in accordance with the investment instructions provided the Administrative Committee by the Participant with respect to the Participant's Account.

Distributee: An Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined under Code section 414(p), are Distributees with respect to the interest of such Spouse or former Spouse.

Earned Income: The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions to a qualified plan to the extent deductible under Code section 404. For tax years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the employer by Code section 164(f).

Eligible Employee: All Employees of the Company or a Participating Affiliate, including Self-Employed Individuals who are considered partners of the Company or a Participating, unincorporated Affiliate, other than nonresident aliens who receive no earned income from the Company which constitutes income from sources within the United States.

Eligible Retirement Plan: An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a) and a plan described in Code section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution paid under the Plan to a Surviving Spouse, an Eligible Retirement Plan is either an individual retirement account or individual retirement annuity.

Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code section 401(a)(9), or (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Employee: Any person who is engaged in rendering personal services under the direction or control of the Company or an Affiliate, including Self-Employed Individuals who are considered partners of the Company or an unincorporated Affiliate and, solely for purposes of Code section 414(n)(3) and not for purposes of Plan participation, leased employees under Code section 414(n)(2).

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Employment:  An Employee's employment  with  the  Company  or  an  Affiliate.

Entry Date: The first day of the month coincident with or next following the date the Eligible Employee meets the requirements of Section 2. 1.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any valid regulation promulgated thereunder.

Family Member: An individual described in Code section 414(q)(6)(B), namely, the Spouse of an Employee, the lineal ascendants of an Employee, the lineal descendants of an Employee, the Spouses of lineal ascendants of the Employee and the Spouses of lineal descendants of the Employee.

Highly Compensated Employee: An individual described in Code section 414(q) including both Highly Compensated active Employees and Highly Compensated former Employees. A Highly Compensated active Employee is an Employee who performs service for the Company or an Affiliate during the "Determination Year" and who, during the "Look-Back Year" (i) received compensation from the Company or an Affiliate in excess of $75,000 (as adjusted under Code section 415(d)), (ii) received compensation from the Company or an Affiliate in excess of $50,000 (as adjusted under Code section 415(d)) and was a member of the top-paid group for that year, or (iii) was an officer of the Company or an Affiliate and received compensation during that year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A). Highly Compensated active Employees also include (i) an Employee who is described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and who is one of the 100 Employees who received the most compensation from the Company or an Affiliate during the Determination Year and (ii) an Employee who is a 5-percent owner at any time during the Look-Back Year or Determination Year.

The highest paid officer for a year is treated as a Highly Compensated Employee if no officer has compensation in excess of 50% of the dollar limitation in effect under Code section 415(b)(1)(A) during either a Determination Year or a Look-Back Year.

A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the Determination Year, performs no service for the Company or an Affiliate during the Determination Year, and was a Highly Compensated active Employee for either the Determination Year during which he or she separated from service (or was deemed to have separated) or any Determination Year ending on or after the Employee's 55th birthday.

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the compensation that is considered, will be made in accordance with Treasury Regulation section 1.414(q)-1T.

Hour of Service:

                  (a) Each hour of Employment for which the Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliate. These hours are credited to the Employee for the computation period in which the duties are performed.

                  (b) Each hour for which the Employee is paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service may be credited under this paragraph for any single continuous period (whether or not the period occurs in a single computation period). Hours under this paragraph are calculated and credited pursuant to Department of Labor Regulation section 2530.200b-2, which is incorporated by this reference.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. The same Hours of Service are not credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours are credited to the Employee for the computation period on which the award, agreement or payment is made.

                  (d) Notwithstanding the above, no Hours of Service shall be credited for payments made or due (i) under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws; or (ii) solely to reimburse an Employee for medical or medically related expenses incurred by such Employee.

                  (e) In cases where the Company or an Affiliate is unable to determine the actual number of Hours of Service, an Employee shall be credited with 8 Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service.

Solely for purposes of determining whether a Period of Severance, as hereinafter defined, has occurred for purposes of participation and vesting, a Participant who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Participant but for such absence or, in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year in which the absence begins if such crediting is required to prevent a Period of Severance in such Plan Year, or (2) in all other cases, in the following Plan Year. Similar rules shall apply to Employees on leave pursuant to the Family and Medical Leave Act.

Investment Fund: An investment fund, if any, established or selected by the Administrative Committee pursuant to Section 10.4. Investment Fund will include both regular investments made by the Administrative Committee on behalf of Participants who have not directed investments pursuant to Section 10.4.3 as well as Directed Investments.

Investment Manager: Any person appointed by the Administrative Committee to serve as an investment manager in accordance with Section 10.7 of the Plan.

Non-Highly Compensated Employee: An Employee who is neither a Highly Compensated Employee nor a Family Member.

Normal Retirement Age: The date on which a Participant attains age 59 1/2 or completes five Years of Service, whichever is later.

Normal Retirement Date: The first day of the month coincident with or immediately following a Participant's attainment of Normal Retirement Age.

Participant: An Eligible Employee who has commenced, but not terminated, participation in the Plan pursuant to the provisions of Article II of the Plan.

Participant Salary Reduction Account: The account under the Plan established for a Participant pursuant to Section 3.4.1.

Participating Affiliate: An Affiliate which adopts, and has not terminated participation or withdrawn from, the Plan in accordance with Section 13.9.

Period of Severance: A period equal to the number of consecutive Plan Years in which an Employee has less than 501 Hours of Service in each such year. The Period of Severance shall commence at the end of the first Plan Year in which the Employee has less than 501 Hours of Service.

Anything contained herein to the contrary notwithstanding, a Period of Severance shall not commence if the Participant is:

                  (a) on a leave of absence in excess of twelve (12) months authorized by the Company in accordance with standard personnel policies applied in a nondiscriminatory manner to all Employees similarly situated and returns to active Employment for the Company immediately upon the expiration of such leave of absence;

                  (b) on military leave in excess of twelve (12) months while such Employee's reemployment rights are protected by law and returns to active Employment with the Company within 90 days after his or her discharge or release (or such longer period as may be prescribed by law); or

                  (c) on layoff in excess of twelve (12) months and returns to work within such period of time and in such a manner as to maintain seniority according to the rules of the Company in effect on the date of return.

Plan:  "Plan" means:

                           (a) on or after October 26, 2000, the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates, as amended from time to time;

                           (b) on or after September 25, 1992, and prior to October 26, 2000, the Cantor Fitzgerald Deferral Plan; and

                           (c) on or after January 1, 1989, and prior to September 25, 1992, the Cantor Fitzgerald Incorporated Employees' Deferral Plan.

Plan Year: Each twelve (12) consecutive month period beginning on January 1st and ending on the next following December 31st.

Qualified Nonelective Contributions: Company contributions described in Section 3.1.2.

Rollover Contribution: An amount received from a deferred compensation plan which qualifies under Code section 401(a) or Code section 403(a) and which is rolled over to the Plan pursuant to Code section 402(c). A Rollover Contribution can include both Direct Rollovers and amounts distributed to a Participant and then rolled over, and also includes a direct trust to trust transfer. In addition, if an Employee had deposited a "qualified total distribution" within the meaning of Code section 402(a)(5)(E) (as in effect prior to January 1, 1993) or an Eligible Rollover Distribution into an individual retirement account as defined in Code section 408, he may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan provided, however, that the rollover amount is deposited with the Trustee within sixty (60) days after receipt from the individual retirement account.

Rollover Contribution Account: The account under the Plan established for a Participant pursuant to Section 3.4.2.

Salary Reduction Contributions: The amount contributed to the Plan pursuant to a Participant's Salary Reduction Election in accordance with Section 3.2.

Salary Reduction Election: The election by a Participant to have part of the amount that otherwise would have been paid as Compensation converted to a Company or Par-ticipating Affiliate contribution in accordance with Section 3.2.

Self-Employed Individual: An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established or who would have had such Earned Income but for the fact that the trade or business had no net profits for the taxable year.

Spouse: A Participant's Spouse shall be the legal spouse or Surviving Spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

Surviving Spouse: The person legally married to a Participant on the earlier of the date of his death or Benefit Commencement Date.

Total and Permanent Disability: A physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his usual and customary Employment with the Company. The disability of a Participant shall be determined by a licensed physician chosen by the Administrative Committee, at the expense of the Company or the participating Affiliate. The determination shall be applied uniformly to all Participants.

Trust: The trust established under the Plan to which Plan contributions are made and in which Plan assets are held.

Trust Fund:  The assets of the Trust held by or in the name of the Trustee.

Trustee: The person appointed as trustee pursuant to, and having the responsibilities specified in, the provisions of Article XI of the Plan, and any successor trustee.

Valuation Date: The last business day of each Plan Year or any other day of the Plan Year as determined by the Administrative Committee.

Years of Service: An Employee shall be credited with one Year of Service for each 12-month period coinciding with the Plan Year (including periods commencing prior to the adoption of the Plan), in which the Employee completes at least 1,000 Hours of Service; provided, however, that solely for the purposes of
Article II of the Plan, a Year of Service shall be credited:

                  (a) on the last day of the twelve consecutive month period which begins on the first day on which the Employee has one Hour of Service, if he has at least 1,000 Hours of Service in that period; or, if earlier,

                  (b) on the last day of each Plan Year which begins after the first day on which he has an Hour of Service, if he has at least 1,000 Hours of Service in that Plan Year.

As used in this Plan, masculine pronouns shall include the feminine or vice versa, singular pronouns shall include the plural or vice versa and any reference to an Article, Section or Paragraph shall mean the Article, Section or Paragraph so delineated in this Plan.

                                   Article II
                                  Participation
                                  -------------

2.1      Admission as a Participant

         2.1.1 An Eligible Employee shall become a Participant with respect to contributions to his Participant Salary Reduction Account on the Entry Date coincident with or next following the date on which he first completes an Hour of Service, after attaining age twenty-one (21), and files a form with the Administrative Committee on which he makes his Salary Reduction Election.

         2.1.2 An Employee who did not become a Participant on the Entry Date coincident with or next following the date on which he met the requirements of the preceding Section 2.1.1 because he was not an Eligible Employee on that date, shall become a Participant on the first day on which he again becomes an Eligible Employee and has satisfied these require-ments.

         2.1.3 A former Employee who has ceased to be a Participant after earning credit for at least one Year of Service and who again becomes an Eligible Employee shall become a Participant immediately on the date on which he again is an Eligible Employee and, with respect to contributions resulting from a Salary Reduction Election, files a form with the Administrative Committee on which he makes his Salary Reduction Election.

2.2      Provision of Information

Each Employee who becomes a Participant shall execute such forms as are required by the Administrative Committee and shall make available to the Administrative Committee any information reasonably requested. By virtue of his participation in this Plan, an Employee agrees, on his own behalf and on behalf of all persons who may have or claim any right by reason of the Employee's participation in the Plan, to be bound by all provisions of the Plan and by any agreement entered into pursuant thereto.

2.3      Termination of Participation

A Participant shall cease to be a Participant:

                  (a) upon his death; or

                  (b) upon the payment to him of all benefits due to him or her under the Plan.

2.4      Rollover Membership

An Eligible Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he has not previously become a Participant. Such an Eligible Employee shall be a Participant only for the purposes of such Rollover Contribution and shall not be eligible to make other contributions or to share in contributions made by the Company or a Participating Affiliate until he has met the requirements of Section 2.1.

                                  Article III
                      Contributions and Account Allocations
                      -------------------------------------

3.1      Company Contributions

         3.1.1 For each Plan Year, the Company shall contribute to the Plan the amount of the total Salary Reduction Elections of all Participants made Pursuant to Section 3.2.

         3.1.2 Pursuant to the Company's discretion, the Company may contribute to the Plan an amount necessary to satisfy the Actual Deferral Percentage Test, characterized as Qualified Nonelective Contributions, within two and one-half (2 1/2) months following the Plan Year for which such contributions are allocated. Qualified Nonelective Contributions can only be allocated to the Participant Salary Reduction Accounts of Participants who were Non-Highly Compensated Employees, and such contributions are subject to the same restrictions with respect to distributions as are Salary Reduction Contributions.

         3.1.3 Notwithstanding the foregoing, however, the Company's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Code section 404 unless such contribution is made for the purpose of providing minimum allocations under the Top-Heavy requirements.

         3.1.4 All contributions by the Company shall be in cash or in property as is acceptable to the Trustee.

         3.1.5 The amount contributed pursuant to Section 3.1.1. shall be delivered to the Trustee no later than 90 days after such contributions have been made.

3.2      Participant Salary Reduction Contributions

The amount elected by a Participant pursuant to a Salary Reduction Election, whether as a percentage of Compensation or a specified dollar amount prorated over the Plan Year, provided the Participant's Salary Reduction Contribution does not exceed 20%. In addition, the amount contributed pursuant to a Salary Reduction Election (both to this Plan and under any other plan maintained by the Company or an Affiliate) shall in no event exceed $7,000 (or such greater amount as subsequently determined under Code section 415(d)) per calendar year. The Salary Reduction Election shall be made on a form provided by the Administrative Committee, but no election shall be effective prior to approval by the Administrative Committee. The Administrative Committee may reduce the amount of any Salary Reduction Election, or make such other modifications as necessary, so that the Plan complies with the provisions of Code section 401(k). All contributions pursuant to a Salary Reduction Election shall be made on a payroll deduction basis and in accordance with rules and procedures established by the Administrative Committee.

3.3      Rollover Contributions

With the approval of the Administrative Committee, any Eligible Employee who is a Participant, or who would be a Participant but for a failure to satisfy the requirements of Article II, may make a Rollover Contribution to the Plan. A Rollover Contribution shall be in cash or in such other property as is acceptable to the Trustee. In the event that an Eligible Employee makes a contribution pursuant to this Section that was intended to be a Rollover Contribution which the Trustee later discovers not to be a Rollover Contribution, the Trustee shall distribute to such Participant as soon as practicable after such discovery the Account Balance of his Rollover Contribution Account determined as of the Valuation Date coincident with or immediately preceding such discovery.

3.4      Establishing of Accounts

         3.4.1 Each Participant for whom Company contributions are made on account of a Salary Reduction Election shall have a Participant Salary Reduction Account to which the Trustee shall credit, or cause to be credited, all amounts allocable to each such Participant pursuant to the Salary Reduction Election. The individual Account established for each Participant shall be invested in accordance with the provisions of Sections 10.4.2 and 10.4.3.

         3.4.2 Each Participant who makes a Rollover Contribution to the Plan pursuant to Section 3.3 shall have a Rollover Contribution Account to which the Trustee shall credit, or cause to be credited, all Rollover Contributions made by the Participant. The individual Account established for each Participant shall be invested in accordance with the provisions of Sections 10.4.2 and 10.4.3.

3.5      Allocations to Participant Salary Reduction Accounts

No later than the time specified in Section 3.1.5, all contributions made pursuant to a Salary Reduction Election shall be allocated to the Participant Salary Reduction Account of the electing Participant.

3.6      Allocations to Rollover Contribution Accounts

No later than the last day of the month in which the contribution is made, all contributions to the Rollover Contribution Account, if any, made by a Participant since the last day of the previous month shall be allocated to the Rollover Contribution Account of each such Participant.

3.7      Limitation on Annual Addition to Accounts

Notwithstanding any provision of the Plan to the contrary, the "annual addition" (as defined in Code section 415(c)(2)) allocated to the Accounts of a Participant for any limita-tion year (defined as the "Plan Year") shall not exceed the limits described under Code section 415(c)(1).

Excess Elective Contributions (as described in Section 3.10.5) will not be treated as annual additions if they are distributed by April 15 following the year of deferral. Excess Contributions (as described in Section 3.10.4) shall be treated as annual additions.

3.8      Reduction of Annual Addition

If the annual addition allocated to a Participant's Accounts for the limitation year exceeds the limitation described in Section 3.1 1, then, to the extent the excess annual addition is attributable to a Salary Reduction Election, such contribution shall be returned to the Participant.

3.9      Combined Plan Fraction

With respect to a limitation year, if a Participant is (or has been) a participant in any defined benefit plan (whether or not terminated) maintained by the Company or an Affiliate, the sum of the Participant's defined benefit plan fraction (as defined under Code section 415(e)(2)) and defined contribution plan fraction (as defined under Code section 415(e)(3)) shall not exceed one
(1). If such sum exceeds one, the Participant's defined benefit plan fraction shall be reduced until such sum equals one (1).

3.10     Limitations on Salary Reduction Contributions

These terms have the following meanings for purposes of the following Sections
3.10 through 3.14.

         3.10.1 "Actual Deferral Percentage" means the ratio of Salary Reduction Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. In calculating the Actual Deferral Percentage, Salary Reduction Contributions include Excess Elective Contributions for Highly Compensated Employees (whether they were made under plans of unrelated employers or plans of the same or related employers) but do not include Excess Elective Contributions for Non-Highly Compensated Employees. The Actual Deferral Percentage of an Eligible Participant who does not make a Salary Reduction Election is zero.

         3.10.2 "Average Actual Deferral Percentage" means the average of the Actual Deferral Percentages of the Eligible Participants in a group.

         3.10.3 "Eligible Participant" means, for purposes of determining the Actual Deferral Percentage, any Eligible Employee who is eligible to have Salary Reduction Contributions allocated to his Participant Salary Reduction Account for the Plan Year.

3.10.4    "Excess Contribution" means for any Plan Year, the excess of:

                  (a) the aggregate amount of Salary Reduction Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over

                  (b) the maximum amount of those contributions permitted under the Actual Deferral Percentage test in Section 3.13 (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their Actual Deferral Percentages beginning with the highest Actual Deferral Percentage).

         3.10.5 "Excess Elective Contribution" means the amount of Salary Reduction Contributions for a calendar year that are includible in a Participant's gross income under Code section 402(g) to the extent the Participant's Salary Reduction Contributions exceed the dollar limitation under Code section 402(g).

3.11     Maximum Amount of Salary Reduction Contributions

A Participant may not have Salary Reduction Contributions under this Plan, or any other qualified plan of the Company or an Affiliate, during any taxable year in excess of the dollar limitation in Code section 402(g) in effect at the beginning of that taxable year.

3.12     Excess Elective Contributions

         3.12.1 Excess Elective Contributions and income allocable to those amounts shall be distributed no later than the first April 15 following the close of a Participant's taxable year to Participants who claim allocable Excess Elective Contributions for the preceding calendar year.

         3.12.2 The Participant's claim must be written and submitted to the Administrative Committee no later than March 15. The claim must specify the amount of the Participant's Excess Elective Contributions for the preceding calendar year and must be accompanied by the Participant's written statement -that if those amounts are not distributed, the Excess Elective Contributions, when added to amounts deferred under other plans or arrange-ments described in Code section 401(k), 402(h)(1)(B), 403(b), 457, or 501(c)(18) exceeds the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. The written claim required under this Section 3.12.2 shall be deemed to have been provided to the Administrative Committee if the Administrative Committee discovers that a Participant has made Excess Elective Contributions under the Plan and other plans of the Company or an Affiliate.

         3.12.3 The Excess Elective Contributions distributed to a Participant shall be adjusted for income or loss through the close of the Plan Year in which the Excess Elective Contributions were made. Income and loss allocable to Excess Elective Contributions for a Participant shall be determined in a nondiscriminatory manner (within the meaning of Code section 401(a)(4)) consistent with the valuation of Participant Accounts under Section 10.5.

         3.12.4 The amount of Excess Elective Contributions distributed to a Participant is reduced by any Excess Contributions previously distributed pursuant to Section 3.14 to the Participant for the Plan Year beginning with or within that taxable year. In no event may the amount distributed exceed the Participant's total Salary Reduction Contributions for the taxable year.

         3.12.5 Excess Elective Contributions distributed prior to the first April 15 following the close of the Participant's taxable year are not treated as annual additions under Section 3.7 for the preceding limitation year.

         3.12.6 Any Salary Reduction Contributions that are properly distributed under Section 3.8 as excess annual additions are disregarded in determining if there are Excess Elective Contributions.

3.13     Actual Deferral Percentage Test

         3.13.1 The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed:

                  (a) the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (b) the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than 2 percentage points or such lesser amount as the Secretary of the Treasury may prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         3.13.2 The provisions of Code section 401(k)(3) and Department of Treasury Regulation section 1.401(k)-1(b) are incorporated by reference.

         3.13.3 Qualified Nonelective Contributions for any Plan Year will be treated as Salary Reduction Contributions in the Actual Deferral Percentage test under this Section 3.13.

         3.13.4 The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his account under two (2) or more plans or arrangements described in Code section 401(k) that are maintained by the Company or an Affiliate is determined as if all Salary Reduction Contributions were made under a single arrangement. If the cash or deferred arrangements have different plan years, all cash or deferred arrangements ending within the same calendar year are treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401 (k).

         3.13.5 If this Plan satisfies the requirements of Code sections 4Ol(a)(4), 401(k), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.13 is applied by determining the Actual Deferral Percentage of Eligible Participants as if all the plans were a single plan.

         3.13.6 The Administrative Committee also may treat one or more plans as a single plan with this Plan whether or not the aggregated plans satisfy Code sections 401(a)(4) and 410(b). However, those plans must then be treated as one plan under Code sections 401(a)(4), 401(k), and 410(b). Plans may be aggregated under this Section 3.13.6 only if they have the same plan year.

         3.13.7 To determine the Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Salary Reduction Contributions and Compensation of the Participant includes the Salary Reduction Contributions and Compensation of Family Members. Family Members are disregarded as separate employees in determining the Actual Deferral Percentage both for Par-ticipants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         3.13.8 Salary Reduction Contributions and Qualified Nonelective Contributions are considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         3.13.9 The determination and treatment of the Salary Reduction Contributions, Qualified Nonelective Contributions, and Actual Deferral Percentage of any Participant must satisfy such other requirements as the Secretary of the Treasury may prescribe including, without limitation, record retention requirements.

3.14     Excess Contributions
         --------------------

         3.14.1 Excess Contributions and income allocable to those contributions will be distributed no later than the last day of each Plan Year to Participants to whose Account the Excess Contributions were made for the preceding Plan Year. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code section 414(q)(6) in proportion to the Salary Reduction Contributions of each Family Member that are combined to determine the Actual Deferral Percentage. The Administrative Committee anticipate that the Excess Contributions will be distributed to affected Participants within 2" months after the close of the Plan Year in which the Excess Contributions occurred. If Excess Contributions are not distributed to affected Participants within two and one-half (2") months after the close of the Plan Year, the Company or the Participating Affiliate will be subject to a 10% excise tax under Code section 4979.

         3.14.2 The Excess Contributions distributed to a Participant are adjusted for income and losses up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined in a nondiscriminatory manner (within the meaning of Code section 401(a)(4)) consistent with the valuation of Participant Accounts under Section 10.5. However, any income allocated to such Excess Contributions following the close of the Plan Year in question, through the date of distribution ("gap period income") shall not be distributed with such Excess Contributions.

         3.14.3 The Excess Contributions distributed to a Participant are reduced by the amount of Excess Elective Contributions distributed to the Participant.

         3.14.4   Excess Contributions are treated as annual additions under
Section 3.7.

                                   ARTICLE IV
                                    Vesting
                                    -------

4.1      Determination of Vesting
         ------------------------

A Participant shall have a vested percentage of 100% in the Account Balance of his Participant Salary Reduction Account and Rollover Contribution Account at all times.

4.2      Vesting for Matching Contribution Account
         -----------------------------------------

A Participant's interest in his Matching Contribution Account, will become vested in accordance with the following schedule based on the Participant's Years of Service:

                                                          Vested
         Years of Service                                 Percentage
         ----------------                                 ----------

         Less than 1 year                                 0 %
         1 year but less than 2 years                     33 %
         2 years but less than 3 years                    66 %
         3 years                                          100 %


         4.2.2 Section 4.2.1 notwithstanding, a Participant's Matching Contribution Account will become fully and immediately vested upon the Participant's Normal Retirement Date.

         4.2.3 Section 4.2.1 notwithstanding, in the event the Plan is terminated or partially terminated, or upon a complete discontinuance of contributions, the affected Participant's Matching Contribution Account will become fully vested.

         4.2.4 For purposes of this Section 4.2, in the case of a Participant who was not vested in any portion of the Participant's Matching Contributions Account, Years of Service will not include Years of Service completed before a Period of Severance if the number of consecutive one-year Period of Severance equals or exceeds the greater of five or the aggregate number of Years of Service, whether or not consecutive, completed before such Period of Severance (such aggregate number of Years of Service will not include any Years of Service not taken into account by reason of any prior Period of Severance).

         4.2.5 In the event a Participant's employment terminates before the Participant's Matching Contribution Account becomes fully vested, the portion of such Matching Contributions Account which is not vested will be forfeited and, applied to reduce future matching contributions under Section 14.5 in such manner as shall be determined by the Administrative Committee.

         4.2.6 In the case of a former Participant who has received a distribution of the Participant's entire vested benefit under the Plan and forfeited the nonvested interest in the Participant's Matching Contribution Account by reason of separation of Employment for any reason, and who subsequently becomes a Participant prior to the occurrence of five consecutive Periods of Severance, the Participant will be entitled to repay to the Plan the full amount of such distribution. Upon such repayment, any interest in such Participant's Accounts which was forfeited at the time of separation of Employment will be restored and the Participant's right to receive such interest upon a subsequent termination of employment will be determined in accordance with Section 5.1 based upon the Participant's total Years of Service at that time, if applicable. Such restoration shall be made from amounts forfeited under
Section 4.2.4 in the year in which an Employee's right to such restoration arises. To the extent that current forfeitures are insufficient to make such restoration, the Company shall make a special contribution to the Plan to restore the forfeited amount.

                                   ARTICLE V
                 Amount and Payment of Benefits to Participants
                 ----------------------------------------------

5.1      Separation from Employment
         --------------------------

         5.1.1 A Participant's benefits upon his separation from Employment for any reason shall be the Account Balance of his Account determined as of the Valuation Date coincident with or immediately succeeding the Participant's termination of Employment. Such Participant shall be paid his benefits as soon as practicable after such Valuation Date; provided, however, if such Participant's benefits exceed $3,500, the Participant may elect to defer the distribution of his benefits until his Normal Retirement Date, but may request in writing such form of distribution at any time between the date of deferral and such Normal Retirement Date. Payment of a Participant's benefits which exceed $3,500 on account of a separation from Employment are subject to the consent and information requirements described under Section 5.1.2.

         5.1.2 Anything contained herein to the contrary notwithstanding, in no event shall a Participant who, upon the Valuation Date coincident with or immediately succeeding his termination of Employment, has an Account Balance of more than $3,500 receive such amount without his written consent. If such written consent is not obtained, the Participant's benefits shall be paid as soon as practicable after his written request but no later than the time he reaches his Normal Retirement Date and shall be equal to his Account Balance as of the Valuation Date coincident with or immediately succeeding his request for payment or Normal Retirement Date as the case may be. A Participant shall be notified of his right to defer commencement of benefits, which notice shall be provided not less than 30 nor more than 90 days before the Benefit Commencement Date. The written consent of the Participant must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Benefit Commencement Date. However, distribution may commence less than thirty (30) days after the notice required under section 1.41(a)l(c) of the Income Tax Regulations is given (as described above); provided that the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and the Participant after receiving the notice, affirmatively elects a distribution.

5.2      Benefit Commencement Date
         -------------------------

         5.2.1 Except as provided in Section 5.2.2, and subject to the consent requirement contained in Section 5.1.2, unless a Participant otherwise elects, payment of benefits under Sections 5.1 shall be made as soon as practicable after the Participant's termination of Employment but no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (a)      The Participant's Normal Retirement Date;

                  (b) The tenth anniversary of the year in which the Participant commenced participation; or

                  (c)      The Participant's termination of Employment.

If the amount of benefits payable to or in respect of a Participant cannot be determined within this 60-day period, or if it is not possible to pay such benefits within such period because the Administrative Committee has been unable to locate the Participant or the Participant's Beneficiary, as the case may be, after making reasonable efforts to do so, then a payment, retroactive to such 60th day, shall be made no later than sixty (60) days after the earliest date on which the amount of such benefits can be determined or the Participant can be located, as the case may be.

         5.2.2 Notwithstanding anything to the contrary in Section 5.2.1, a Participant shall begin to receive his benefit no later than the first day of April following the calendar year in which he attains age 70 1/2. The amount that shall be so distributed each year will be the minimum amount required to satisfy Code section 401(a)(9) and the regulations promulgated thereunder, determined as if the amount payable were to be received as a life annuity payable over the life expectancy of the Participant with no recalculation of life expectancy.

         5.2.3 Notwithstanding any other provision of this Plan to the contrary, any distribution hereunder will be made in accordance with Code section 401(a)(9) including Department of Treasury Regulation section 1.401(a)(9)-2. In addition, the amount of benefit payments to be distributed to any Participant shall satisfy the incidental death benefit provisions under Code section 401(a)(9)(G).

         5.2.4 If the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will be payable in accordance with Section 7.1 hereof; provided, however, that such interest shall in any event continue to be distributed at least as rap-idly as under the method of distribution being used prior to the Participant's death.

         5.2.5 If the Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed as provided under Section 7.1 hereof, but in no event later than 5 years after the Participant's death. Notwithstanding the foregoing, in the event that the Participant's Spouse is his Beneficiary, distribution must be made over a period not extending beyond the life expectancy of the Spouse and must commence on or before the later of (i) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (ii) December 31st of the year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distribution to such Spouse has begun, the 5 year distribution requirement of this Section 5.2.5 shall apply as if the Spouse were the Participant.

5.3      Withdrawals
         -----------

         5.3.1 Each Participant, prior to termination of Employment, may elect to withdraw all or any part of the Account Balance of his Rollover Contribution Account in accordance with such rules or procedures as the Administrative Committee may adopt.

         5.3.2 A withdrawal of all or part of his Participant Salary Reduction Account and Rollover Account may be made by a Participant who has attained age 59 1/2, in accordance with such rules or procedures as the Administrative Committee may adopt.

         5.3.3 Prior to age 59 1/2, a Participant may make a withdrawal from his Participant Salary Reduction Account only if he demonstrates to the Administrative Committee that he is either Totally and Permanently Disabled or that the withdrawal is necessitated by hardship as a result of immediate and heavy financial needs of the Participant. All such hardship withdrawals shall
(i) be limited to the contributions made pursuant to the Salary Reduction Election; (ii) include only earnings thereon allocable to his Participant Salary Reduction Account as of December 31, 1988 and (iii) be limited to the amount demonstrated by the Participant to be necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant, including, without limitation, any loan available under this Plan from time to time or any other plan maintained by the Company. All determinations regarding financial hardship, which may be made upon a Participant's representations, shall be made in accordance with objective criteria and shall be made in accordance with written procedures established by the Administrative Committee. Such written procedures shall specify the requirements for requesting and receiving distributions on account of financial hardship.

A distribution will be deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                  (a) medical expenses described in Code section 213(d), previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (within the meaning of Code section
         152) or necessary for these persons to obtain medical care described in Code section 213(d);

                  (b) purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

                  (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure.

The amount of any heavy and immediate financial need shall include any amount reasonably necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from the distribution.

A Participant who receives a hardship distribution under this Section 5.3.3 shall be suspended from making any contributions pursuant to Section 3.2 for twelve (12) months after receiving such distribution or under any other plan maintained by the Company whether qualified or nonqualified, including a stock option, stock purchase, or similar plan, but excluding health plans, welfare plans, and cafeteria plans. A Participant can resume participation as of the first day of the month following the expiration of the twelve (12) month suspension period. The maximum amount of Company contributions pursuant to a Salary Reduction Election for a Participant who receives a distribution under this Section 5.3.3 for the Participant's taxable year following the taxable year of hardship distribution shall be the amount determined under the second sentence of Section 3.2 without regard to this Section less the amount of such Participant's contributions under Section 3.2 for the taxable year of the hardship distribution.

         5.3.4 Any withdrawal under Sections 5.3.1 and/or 5.3.3 shall be as of the Valuation Date next following the receipt of an election form by the Administrative Committee, and upon such notice as the Administrative Committee may require.

         5.3.5 The Administrative Committee shall establish such rules and procedures with respect to any withdrawal, including suspension from further contributions, as it shall from time to time determine.

5.4      Loans
         -----

         5.4.1 Pursuant to this Section 5.4, the Administrative Committee may establish a loan program. At such time as permitted by the Administrative Committee, a Participant may submit an application to borrow from his Participant Salary Reduction Account or Rollover Contribution Account (on such terms and conditions as the Administrative Committee shall prescribe) an amount, when added to the outstanding balance of all other loans from the Plan, not in excess of the lesser of:

                  (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding loan balance from the Plan during the 1-year period preceding the loan over (ii) the outstanding balance on the date of the loan, or

                  (b) 50% of the Account Balance of his Participant Salary Reduction Account and Rollover Contribution Account on the Valuation Date coincident with or next preceding the filing of his loan application with the Administrative Committee, or

                  (c) 100% of sum of the balance of the Participant's Participant Salary Reduction Account and Rollover Contribution Account less the balance of the Participant's Matched Contribution Account that is not subject to diversification pursuant to Section 10.10.3 on the Valuation Date coincident or next preceding the filing of the Participant's loan application with the Administrative Committee.

         5.4.2 If approved, each such loan shall comply with the following conditions:

                  (a) it shall be evidenced by a negotiable promissory note;

                  (b) the rate of interest payable on the unpaid balance of such loan shall not be less than the prevailing prime rate in effect at a commercial bank selected by the Administrative Committee on the first business day of the month preceding the date on which the loan is made;

                  (c) the loan, by its terms, must be entirely repaid within five (5) years; provided, however, that if the proceeds of the loan are used to acquire the Participant's principal residence, the repayment schedule, in the discretion of the Administrative Committee, may be for a term in excess of five (5) years; and

                  (d) the loan shall be secured by the Participant's Account Balance in his Participant Salary Reduction Account and Rollover Contribution Account; provided, however, that notwithstanding the foregoing, no more than 50% of a Participant's Account shall serve as security for a loan hereunder.

         5.4.3 If a Participant is granted a loan, a "Loan Account" shall be established for such Participant. All Loan Accounts shall be held by the Trustee, as part of the Trust Fund. The loan amount shall be transferred from a Participant's other Accounts and shall be disbursed from the Loan Account. Subject to such ordering rules as the Administrative Committee may adopt, the Participant may specify in the loan request from which Account(s) or Investment Funds the loan amount is to be transferred. The promissory note executed by the Participant shall be deposited in his Loan Account.

         5.4.4 Principal and interest payments of a Participant's loan shall be credited initially to such Participant's Loan Account and shall be transferred as soon as reasonably practicable thereafter to such Participant's Participant Salary Reduction Account and Rollover Contribution Account. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by such Participant's Loan Account. Anything contained herein to the contrary notwithstanding, in the event of a default, foreclosure on the promissory note and attainment of security will not occur until a distributable event occurs under the Plan.

         5.4.5 The Administrative Committee shall charge a Participant such fees as incurred by the Plan pursuant to agreement with the Trustee and/or Investment Fund.

         5.4.6 Loan payments will cease as of the last day a Participant is employed by the Company provided, however, that notwithstanding the foregoing, such Participant may elect to repay the outstanding balance of the loan at such time.

         5.4.7 The Administrative Committee shall establish such rules and procedure with respect to loans pursuant to this Section 5.4 as it shall from time to time determine.

5.5      Additional Distribution Events
         ------------------------------

In addition to the other distribution events set forth in this Article V, a Participant shall be eligible to receive a distribution from the Plan upon the occurrence of any of the following events:

                  (a) termination of the Plan without the establishment of a successor plan, other than an employee stock ownership plan (as defined in Code section 4975(e)(7) or Code section 409) or a simplified employee pension plan as defined in Code section 408(k);

                  (b) the sale or other disposition of substantially all (i.e., at least 85 percent) of the assets of an incorporated Affiliate to an entity other than an Affiliate, which assets were used by the Company in the trade or business in which the Participant is employed provided however, that excepting unusual circumstances, the distributions must be made at the end of the second calendar year after the year in which the sale or the disposition occurred; or

                  (c) the sale or other disposition to an entity other than an Affiliate, of any incorporated Affiliate's interest in a subsidiary with respect to Participants employed by such Affiliate.

With respect to paragraphs (a), (b), and (c), a distribution may be made only if it is a lump sum distribution within the meaning of Code section 402(e)(4)(D) without regard to subparagraphs (A)(i) through (iv), (B) and (H) of that section.

With respect to paragraphs (b) and (c), a distribution can only be made from a plan that the Company maintains after the disposition, and only to an Employee who continues employment with the purchaser of assets or with the subsidiary, whichever is applicable.

                                   ARTICLE VI
                                Forms of Payment
                                ----------------

6.1      Forms of Payment
         ----------------

At the election of the Participant, benefits under this Plan shall be payable in the form of:

                  (a)      a single, lump sum distribution; or

                  (b) installments over a period certain in monthly, quarterly, semiannual, or annual cash installments; provided, however, that the period over which such installment payments are to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

6.2      Consent of Spouse
         -----------------

If in the opinion of the Administrative Committee any Spouse shall, by reason of the law of any jurisdiction, appear to have any interest in any benefit that might become payable to a Participant, the Administrative Committee may, as a condition precedent to the making of any election or distribution under this Plan, require such written release or releases, or such other documents, as in its discretion it shall determine to be necessary, desirable or appropriate to prevent or avoid any conflict or multiplicity of claims with respect to payment of any benefits under the Plan.

                                  ARTICLE VII
                                 Death Benefits
                                 --------------

7.1      Payment of Account Balances
         ---------------------------

         7.1.1 The benefits payable to the Beneficiary of a Participant who dies shall be the sum of the Account Balances of his Accounts as of the Valuation Date coincident with or next following the date of his death, and shall be payable within ninety (90) days of the date the Administrative Committee has notice of the Participant's death.

         7.1.2 Benefits payable to a Beneficiary under this Article shall be paid in the form of either a single, lump sum distribution or, subject to the limitations of Section 5.2.5, in monthly, quarterly, semiannual or annual cash installments over a period designated by the Participant or his Beneficiary (not to exceed beyond the Beneficiary's life expectancy).

7.2      Beneficiaries
         -------------

A Participant shall designate one or more Beneficiaries to whom amounts due after the Participant's death shall be paid. In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amounts due after the Participant's death shall be paid to his Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his estate. No Beneficiary shall have any light to benefits under the Plan unless he shall survive the Participant.

7.3      Qualified Election
         ------------------

         7.3.1 The designation by a married Participant of a Beneficiary other than the Participant's Spouse must be in writing and consented to by the Participant's Spouse and the Spouse's consent to the waiver must be witnessed by a notary public. Any subsequent change of Beneficiary shall also require such spousal consent. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed effective. In addition, if the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. Also, if a Participant is legally separated or has been abandoned (within the meaning of the law of the Participant's residence) and the Participant has a court order to that effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed effective election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by the Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                                  ARTICLE VIII
                              Top-Heavy Provisions
                              --------------------

8.1      Top-Heavy Plan
         --------------

For any Plan Year commencing in 1984 or thereafter, the Plan shall be a Top-Heavy Plan, as such term is defined under Code section 416, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year. For such purposes, the terms "Key Employees" and "Group Participants" shall include all persons who are or were Key Employees or Group Participants as of such Determination Date or as of any of the four (4) immediately preceding Determination Dates. If any Participant has not performed services for the Company or an Affiliate at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such Participant (and Account balance of such Participant) shall not be taken into account.

For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:

"Affiliated Employer Group" shall mean the Company and each other employer which must be aggregated with the Company for purposes of Code sections 414(b), 414(c), 414(m) or 414(o).

"Aggregated Plans" shall mean (i) all plans of the Company or an Affiliated Employer Group which are required to be aggregated with the Plan, and (ii) all plans of the Company or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the Administrative Committee elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A Plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee or if such plan enables any plan of the Company or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under Code section 401(a)(4) or Code section
410. A plan of the Company or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Code sections 401(a)(4) and 410, when considered together with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Code section 401.

"Determination Date" shall mean the date as of which it is determined whether a plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. The Determination Date for any Plan Year shall be the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such year.

"Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans as of the Determination Date or any of the four
(4) immediately preceding Determination Dates. Any Beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan.

"Key Employee" shall mean any Employee or former Employee, or their Beneficiaries, of the Company or of an Affiliated Employer Group who, as of a Determination Date, or as of any of the four (4) immediately preceding Determination Dates, was:

                  (a) an officer of the Company earning in excess of 50% of the amount in effect under Code section 415(b)(1)(A); or

                  (b)      a 5% owner of the Company; or

                  (c) a 1% owner of the Company whose total annual compensation from the Affiliated Employer Group exceeds $150,000; or

                  (d) an Employee whose compensation equals or exceeds $30,000 (or such higher amount as may be defined under Code section 415(c)(1)(A)), and whose ownership interest in the Affiliated Employer Group is among the ten largest.

For purposes of (d) above, the Employee with greater annual compensation is considered as having the larger ownership interest.

The number of officers counted under (a) above as of any Determination Date shall not exceed the lesser of:

         (1) the greater of (i) 10% of the total number of Employees of the Affiliated Employer Group, and (ii) three (3); and

         (2)      50.

If the application of the preceding paragraph results in a reduction in the number of officers to be included as Key Employees, then individuals who are officers shall be eliminated from the group of Key Employees beginning with the individual who had the lowest one-year compensation as of the Determination Date or any of the four (4) immediately preced-ing Determination Dates, and eliminating each individual with the next higher one-year compensation as of such Dates, until the maximum number of officers remains in the Key Employee group. For purposes of determining the number of officers, employees described in Code section 414(q)(8) shall be excluded. For purposes of defining "Key Employee," "compensation" shall have the meaning set forth in Code section 414(q)(7).

"Non-Key Employee" shall mean any Employee who is not a Key Employee including Employees who are former Key Employees.

"Valuation Date" shall mean the most recent valuation date within a twelve (12) month period ending on the Determination Date.

"Value of Accumulated Benefits" shall mean:

                  (a) in the case of a Group Participant or Beneficiary covered under a defined benefit plan, the sum of

                           (i) the present value of the accrued pension benefit (as such term is defined under the applicable plan) of the Group Participant or Beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any nonproportional subsidies in accordance with regulations issued by the Secretary of the Treasury provided, however, that to the extent these assumptions are not set forth in the plan, then the present value shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C); plus

                           (ii) the sum of any amounts distributed or loaned to the Group Participant and his Beneficiary during the Plan Year which includes the Determination Date and during the four
                  (4) immediately preceding Plan Years.

                  (b) in the case of a Group Participant or Beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or Beneficiary under the Plan as of the Plan's Determination Date derived from:

                           (i) employee contributions credited to such accounts and investment earnings thereon; and

                           (ii) employer contributions credited to such accounts and investment earnings thereon; and

                           (iii) rollover contributions made prior to January 1, 1984, and investment earnings thereon; and

                           (iv) any contributions which would have been credited to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and

                           (v) any amounts distributed or loaned from the accounts described in (i) through (iv) above during the Plan Year including the Determination Date and the four (4) immediately preceding Plan Years.

For purposes of (a) and (b) above, if a Group Participant or Beneficiary has not performed services for the Company or Participating Affiliate with respect to any qualified plan of the Company or Participating Affiliate during the five-year (5) period ending on the Determination Date, any Value of Accumulated Benefits shall be disregarded.

If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the first Plan Year commencing after such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

"Year of Super Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.

"Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

8.2      Minimum Benefits or Contributions
         ---------------------------------

For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant employed by the Company on the last day of the Plan Year, regardless of whether the Participant has completed 1,000 Hours of Service, shall be the lesser of:

                           (i) the highest rate of employer contributions and forfeitures (determined as a percentage of total earnings) allocated to the account of any Key Employee; and

                           (ii)     3 % of total earnings.

For any Plan Year in which the Plan is a Super Top-Heavy Plan, "4%" shall be substituted for "3 % " in the preceding paragraph. Salary Reduction Contributions shall be taken into account for purposes of Section 8.2(i), but will not be taken into account for purposes of providing the minimum contribution on behalf of Non-Key Employees. For purposes of (ii) hereof, earnings shall have the same meaning as compensation for purposes of Code section 415.

Notwithstanding the above paragraph, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, all or a portion of the minimum allocation described above will be provided under this Plan and the minimum allocation provided under such other plan will be eliminated or reduced accordingly. If the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, all or a portion of the minimum required benefits or allocations under Code section 416 will be provided under such plans as set forth in regulations issued by the Secretary of the Treasury, and the minimum allocation provided in the preceding paragraph will be eliminated or reduced accordingly.

8.3      Adjustment to Maximum Benefits
         ------------------------------

If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Section 3.9 shall be determined by substituting "1.00" for "1.25" wherever the former number appears in Code sections 415(e)(2)(B) and 415(e)(3)(B). However, if the Plan is not a Super Top-Heavy Plan for such Plan Year, then the preceding sentence shall not apply provided that "4%" is substituted for "3%" in 8.2(ii).

8.4      Discontinuance of Article
         -------------------------

In the event that any provisions of this Article are no longer required to qualify the Plan under the Code, then such provisions shall thereupon be void without the necessity of further amendment of the Plan.

                                   ARTICLE IX
                                  Fiduciaries
                                  -----------

9.1      Named Fiduciaries
         -----------------

         9.1.1 The Administrative Committee shall be a "named fiduciary" of the Plan, as that term is defined in ERISA section 402(a)(2), with authority to control and manage the operation and administration of the Plan, including the authority to manage and control Plan assets in the manner and to the extent set forth in the Plan. The Administrative Committee shall also be the "administrator" and "plan administrator" with respect to the Plan, as those terms are defined in ERISA section 3(16)(A) and in Code section 414(g), respectively.

         9.1.2 The Trustee shall be a "named fiduciary" of the Plan, as that term is defined in ERISA section 402(a)(2), with authority to manage and control all Trust assets, except to the extent such authority is allocated under the Plan to the Administrative Committee or is delegated to an Investment Manager, an insurance company, or the Plan Participants at the direction of the Administrative Committee.

         9.1.3 The Administrative Committee and the Trustee are the only named fiduciaries of the Plan.

9.2      Employment of Advisers
         ----------------------

A named fiduciary, and any fiduciary appointed by a named fiduciary, may employ one or more persons to render advice with regard to any responsibility of such named fiduciary or other fiduciary under the Plan.

9.3      Multiple Fiduciary Capacities
         -----------------------------

Any named fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

9.4      Payment of Expenses
         -------------------

         9.4.1 All Plan expenses, including expenses of the Administrative Committee, the Trustee, any Investment Manager and any insurance company, shall be paid by the Trust Fund, provided, however, that the Company or Participating Affiliate may elect to pay any of such expenses as it shall determine.

         9.4.2 The Administrative Committee may elect that all transactional costs or charges imposed or incurred (if any) for an Investment Fund shall be charged to the Account of the Participant directing such investment. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition, sale or exchange of assets, brokerage commissions, service charges and professional fees.

9.5      Indemnification
         ---------------

To the extent not prohibited by state or federal law, the Company or an Affiliate, by the adoption of this Plan or by becoming a Participating Affiliate therein, agrees to, and shall, indemnify and save harmless any named fiduciary or any other Employee, officer or director of the Company or an Affiliate, from all claims for liability, loss or damage (including payment of expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

                                   ARTICLE X
                              Plan Administration
                              -------------------

10.1     The Administrative Committee
         ----------------------------

         10.1.1 The Administrative Committee shall be initially appointed by the Company and may be removed by the Company. Any member of the Administrative Committee who is an Employee of the Company at the time of his appointment will be considered to have resigned from the Administrative Committee when no longer an Employee. Employees of the Company shall receive no compensation for their services rendered to or as members of the Administrative Committee.

         10.1.2 The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing with-out a meeting. However, if less than three (3) members are appointed, the Administrative Committee shall act only upon the unanimous consent of its members. The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

         10.1.3 A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating to himself.

10.2     Powers, Duties, etc. of the Administrative Committee
         ----------------------------------------------------

         10.2.1 The Administrative Committee shall have the full discretion and power to construe the Plan and to determine all questions of fact or interpretation that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan.

         10.2.2 The Administrative Committee shall have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan.

         10.2.3 Subject to the terms of the Plan, the Administrative Committee shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

         10.2.4 The Administrative Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

         10.2.5 The Administrative Committee shall exercise all of its responsibilities in a uniform and nondiscriminatory manner.

10.3     Investment Powers, Duties, etc. of the Administrative Committee
         ---------------------------------------------------------------

         10.3.1 The Administrative Committee shall have the power to make and deal with any investment of the Trust, except assets, if any, subject to the direction and control of Participants as described in Section 10.4.3, in any manner consistent with the Plan which it deems advisable.

         10.3.2 The Administrative Committee shall establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

         10.3.3 The Administrative Committee shall have the power to direct that assets of the Trust be held in a master trust consisting of assets of plans maintained by the Company or an Affiliate which are qualified under Code section 401(a).

         10.3.4 The Administrative Committee shall have the power to select annuity contracts.

         10.3.5 The Administrative Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

         10.3.6 The Administrative Committee shall exercise all of its responsibilities in a uniform and nondiscriminatory manner.

10.4     Investment of Accounts
         ----------------------

         10.4.1 From time to time the Administrative Committee may cause the Trustee, an Investment Manager or an insurance company to establish one or more investment funds for the investment and reinvestment of Plan assets. The continued availability of any Investment Fund is necessarily conditioned upon the terms and conditions of investment management agreements, insurance contracts and other investment arrangements. While the Administrative Committee may arrange with the Trustee, Investment Manager and insurance company for the establishment of Investment Funds, the continued availability of these funds cannot be assured nor is it possible to assure that the arrangements or the Investment Funds managed by a particular Investment Manager, by the Trustee or by an insurance company will continue to be available on the same or similar terms. The Administrative Committee may, in its sole discretion, direct the establishment of additional Investment Funds or may terminate any Investment Fund as it deems appropriate and in the best interests of Participants.

         10.4.2 Except as provided in the next following Section, subject to a procedure established and applied on a uniform, nondiscriminatory manner, the Administrative Committee will direct the Trustees, in writing, to invest the Account of each Participant in specific Investment Funds made available under the Plan.

         10.4.3 Each Participant, in accordance with rules promulgated by the Administr-ative Committee and uniformly applied to all Participants, shall have the right to direct the Administrative Committee with respect to the investment allocation of such Participant's Account among the Investment Funds available under the Plan. Investment directions provided the Administrative Committee by the Participant shall remain in force until changed or revoked by the Participant issuing such direction. Investment directions may be made or changed in accordance with the Administrative Committee's published procedures, which such procedures are to comply with ERISA section 404(c).

10.5     Valuation of Accounts
         ---------------------

A Participant's Accounts shall be revalued at fair market value on each Valuation Date. On such date, the earnings and losses of the Trust shall be allocated to each Participant's Accounts in the ratio that such Account Balance bears to all Account Balances; provided, however, in the event that Investment Funds are established pursuant to Section 10.4 hereof, the earnings and losses of the particular Investment Funds shall be allocated in the ratio that the portion of the Account Balance of a Participant invested in a particular Investment Fund bears to the total amount invested in such fund.

10.6     The Insurance Company
         ---------------------

The Administrative Committee may appoint one or more insurance companies to hold assets of the Plan, and may purchase insurance contracts or policies from one or more insurance companies with assets of the Plan. The Administrative Committee shall not be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

10.7     The Investment Manager

         10.7.1 The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager and may, subject to any restrictions upon invest-ment imposed upon the Administrative Committee in respect of investments by ERISA or by any Treasury Department regulation relating to the qualified status of the Trust as tax exempt, delegate to an Investment Manager from time to time the power to manage and control, or to direct the Administrative Committee to manage and control, the investment of any Plan asset. Each person so appointed shall be (i) an investment adviser registered under the Investment Advisers Act of 1940, (ii) a bank as defined in that Act, or (iii) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

         10.7.2 Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. The Administrative Committee shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be re-tained. The Administrative Committee shall not be liable for any act or omission of any Investment Manager, and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

         10.7.3 The Administrative Committee shall have the power to determine the Trust assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.

10.8     Compensation
         ------------

Each insurance company, Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed upon by the Board of Directors, as the case may be, and each insurance company, Investment Manager or Trustee; provided, however, that no such compensation shall be paid to any person who is an Employee.

10.9     Delegation of Responsibility
         ----------------------------

The Administrative Committee may designate persons, including persons other than named fiduciaries, to carry out the specified responsibilities of the Administrative Commit-tee and shall not be liable for any act or omission of a person so designated.

10.10    Special Rules Applicable to eSpeed Stock
         ----------------------------------------

         10.10.1 The Company and eSpeed have directed the Trustee to establish and maintain, effective as of December 1, 2000, (the "eSpeed Fund Effective Date") an additional Investment Fund (the "eSpeed Fund") that invests primarily in shares of Class A common stock of eSpeed ("eSpeed Stock"). The eSpeed Fund shall be available to Eligible Employees of eSpeed, and such other Participating Affiliates that, with the consent of the Board of Directors of eSpeed (the "eSpeed Board"), elect to make the eSpeed Fund available to its Eligible Employees.

         10.10.2 Commencing as of the eSpeed Fund Effective Date, a Participant who is employed by, or who is a former employee of, eSpeed or other Participating Affiliate that has, with the consent of the eSpeed Board, agreed to offer the eSpeed Fund to its Employees (an "eSpeed Fund Employer") may direct the investment allocation of such Participant's Account and the investment allocation of future Salary Reduction Contributions into and out of the eSpeed Fund pursuant to Section 10.4.3 subject to the limitations described in this
Section 10.10. At the time a Participant who was employed by an eSpeed Fund Employer becomes an employee of an Participating Affiliate that is not an eSpeed Fund Employer, such Participant may no longer direct the investment allocation of such Employee's Account and the investment allocation of future Salary Reduction Contributions into the eSpeed Fund. For the Plan Year ending on December 31, 2000, any amount up to and including the first $3,000 that a Participant directs be invested in the eSpeed Fund for such Plan Year through the reinvestment of the Participant's Account and through Salary Reduction Contributions shall be allocated to a separate account (a "Matched Contribution Account") that will be part of such Participant's Participant Salary Reduction Account; provided, however, the amount allocated to a Participant's Matched Contribution Account for Plan Year Ending on December 31, 2000 may not exceed such Participant's Salary Reduction Contributions for such Plan Year. For each Plan Year that commences on or after January 1, 2001, any amount up to and including the first $3,000 of Salary Reduction Contributions that a Participant directs be invested in the eSpeed Fund during such Plan Year shall be allocated to such Participant's Matched Contribution Account. The amount allocated to a Participant's Matched Contribution Account in a Plan Year shall be the Participant's "Matched Contribution" with respect to such Plan Year.

         10.10.3 The foregoing and Section 10.4 notwithstanding, a Participant cannot direct that any portion of such Participant's Matched Contribution Account or Matching Contribution Account at any time be invested out of the eSpeed Fund and into any other Investment Fund; provided, however, subject to
Section 10.10.7, a Participant that has attained age 55 and has completed at least ten Years of Service may, during each Plan Year, direct the investment of up to 25% of the aggregate value of the Participant's Matched Contribution Account and Matching Contribution Account (reduced by any amounts in the Participant's Matched Contribution Account and Matching Contribution Account previously directed out of the eSpeed Fund pursuant to the Section) into Investment Funds other than the eSpeed Fund. For the purposes of this Section, the aggregate value of a Participant's Matched Contribution Account and Matching Contribution Account will be determined as of the end of the immediately preceding Plan Year.

         10.10.4  Except with regard to the Matching Contributions described in
Article XIV of the Plan required to be invested in the eSpeed Fund, the Plan is intended to constitute a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404(c)-1. The Trustee, the Company, the Administrative Committee and any other fiduciary of the Plan are relieved of liability for losses that are the direct and necessary result of investment instructions given by a Participant or beneficiary.

         10.10.5 The Administrative Committee will designate a fiduciary for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding and sale of eSpeed Stock and the exercise of voting, tender and similar rights with respect to eSpeed Stock by Participants, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA, and (3) an independent fiduciary is appointed, if and to the extent necessary to satisfy applicable governmental regulations, to carry out activities relating to any situation involving a potential for undue influence upon Participants, with regard to the direct or indirect exercise of shareholder rights.

         10.10.6 At the time of distribution pursuant to Section 5.1, a Participant may elect to receive the eSpeed Stock attributable to such Participant's percentage interest in the eSpeed Fund either in eSpeed Stock or in cash.

         10.10.7 Notwithstanding anything contained in the Plan to the contrary, the Administrative Committee may establish procedures which prevent Salary Reduction Contributions, Matching Contributions or Account Balances from being directed into or out of the eSpeed Fund as may be necessary to ensure compliance with applicable laws, including Federal securities laws.

                                   ARTICLE XI
                             Appointment of Trustee
                             ----------------------

11.1     Trustee
         -------

         11.1.1 The Trustee shall be appointed by the Company's governing board and may be removed by the Company governing board. The Trustee shall accept its appointment by executing the Trust Agreement.

         11.1.2 A Trustee shall be subject to direction by the Administrative Committee or an Investment Manager or shall have such discretion with respect to management and control of Plan assets as specified by the Administrative Committee. Neither the Administrative Committee or any other Plan fiduciary shall be liable for any act or omission of any Trustee with respect to any duties delegated to any Trustee.

         11.1.3 A Trustee who is also a Participant shall not vote or act upon any matter relating to himself.

                                  ARTICLE XII
                         Plan Amendment or Termination
                         -----------------------------

12.1     Plan Amendment or Termination
         -----------------------------

The Company's governing board shall have the right at any time to amend the Plan, by an instrument in writing, effective retroactively or otherwise. No such amendment shall have any of the effects specified in Section 12.2. Notwithstanding the foregoing, the Company's governing board may not amend any provisions of the Plan concerning the Plan's investment in the eSpeed Fund or the purchase of eSpeed Stock by the Plan without the written consent of the eSpeed Board.

12.2     Limitations on Plan Amendment
         -----------------------------

No Plan amendment shall:

         12.2.1 authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

         12.2.2 decrease the accrued benefits of any Participant or his or her Beneficiary under the Plan;

         12.2.3   reduce the vested percentage of any Participant; or

         12.2.4 change the vesting schedule, unless each Participant having not less than three (3) Years of Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment; or

         12.2.5 eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Code section 411) or an optional form of benefit with respect to service prior to such amendment, except to the extent permitted by law.

The period during which the election under Section 12.2.4 may be made shall commence with the date the amendment is adopted and shall end as the later of:

                           (i)      sixty (60) days after the amendment is
                  adopted;

                           (ii) sixty (60) days after the amendment becomes effective; or

                           (iii) sixty (60) days after the Participant is issued written notice by the Administrative Committee.

12.3     Right of the Company to Terminate Plan or Discontinue Contributions
         -------------------------------------------------------------------

The Company has the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. However, the Company reserves the right to terminate the Plan with respect to its Employees at any time by an instrument in writing delivered to the Administrative Committee and the Trustee, or to completely discontinue its contributions thereto at any time.

12.4 Effect of Partial or Complete Termination or Complete Discontinuance of Contributions
         -----------------------------------------------------------------------

         12.4.1 As of the date of a partial termination of the Plan no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

         12.4.2 As of the date of the complete termination of the Plan, or the complete discontinuance of contributions under the Plan:

                  (a) each Participant who is then an Employee shall become 100% vested in his Accounts;

                  (b) no further contributions or allocations of forfeitures shall be made after such date; and

                  (c) no Eligible Employee shall become a Participant after such date.

         12.4.3 All other provisions of the Plan shall remain in effect unless otherwise amended.

12.5     Bankruptcy
         ----------

In the event the Company shall at any time be judicially declared bankrupt or insolvent without any provisions being made for the continuation of this Plan, the Plan shall be completely terminated in accordance with Section 12.3.

                                  ARTICLE XIII
                            Miscellaneous Provisions
                            ------------------------

13.1     Exclusive Benefit of Participants
         ---------------------------------

Notwithstanding anything in the Plan to the contrary, it shall be prohibited at any time for any part of the Trust Fund (other than such pail as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, except that, upon the direction of the Administrative Committee:

         13.1.1 Any contribution made by the Company or a Participating Affiliate by a mistake of fact shall be returned within one (1) year after the payment of the contribution;

         13.1.2 Any contribution made by the Company or a Participating Affiliate shall be returned within one year after the denial of initial qualification of the Plan under Code section 401(a); and

         13.1.3 Any contribution made by the Company or a Participating Affiliate shall be returned to the extent disallowed as a deduction under Code section 404 within one (1) year after the disallowance of the deduction. With respect to Section 13.1.1 and 13.1.3, the amounts recovered shall be reduced by the amount of any losses attributable thereto, but shall not be increased by the amount of any earnings attributable thereto.

13.2     Plan Not a Contract of Employment
         ---------------------------------

The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specif-ically provided therein.

13.3     Source of Benefits
         ------------------

Benefits under the Plan shall be paid or provided for solely from the Trust, and the Company and Participating Affiliates assume no liability therefor.

13.4     Benefits Not Assignable
         -----------------------

         13.4.1 Benefits provided under the Plan may not, to the extent permissible by law be assigned or alienated either voluntarily or involuntarily, but nothing contained herein shall preclude a Participant's pledging his or her Participant Salary Reduction Account as security for a loan. The preceding shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code section 414(p), or any domestic relations order entered before January 1, 1985.

         13.4.2 Any other provision of the Plan to the contrary notwithstanding, the Trustee shall have all powers necessary with respect to the Plan for the proper operation of Code section 414(p) with respect to "qualified domestic relations orders" (or "domestic relations orders" treated as such) referred to in subsection 13.4. 1.

13.5     Claims Procedure
         ----------------

The Administrative Committee shall establish a claims procedure.

13.6     Income Tax Withholding
         ----------------------

The Administrative Committee may direct that such amounts be withheld from any payment due tinder this Plan as required to conform with applicable income tax law.

13.7     Benefits Payable to Minors, Incompetents and Others
         ---------------------------------------------------

In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Administrative Committee believes that he could not utilize the benefit for his support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

13.8     Merger or Transfer of Assets
         ----------------------------

         13.8.1 The merger or consolidation of the Company or a Participating Affiliate with any other person, or the transfer of the assets of the Company or a Participating Affiliate to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan.

         13.8.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.9     Participation in the Plan by an Affiliate
         -----------------------------------------

         13.9.1 With the consent of the Board of Directors, any Affiliate, by appropriate action of its board of directors, a general partner or the sole proprietor, as the case may be, may adopt the Plan. Such Affiliate shall determine the classes of its Employees who shall be Eligible Employees and the amount of its contribution to the Plan on behalf of such Employees.

         13.9.2 With the consent of the Board of Directors, a Participating Affiliate, by appropriate action, may terminate its participation in the Plan.

         13.9.3 With the consent of the Board of Directors, a Participating Affiliate, by appropriate action, may withdraw from the Plan and the Trust. Such withdrawal shall be deemed an adoption by such Participating Affiliate of a plan and trust identical to the Plan and the Trust, except that all references to the Company shall be deemed to refer to such Participating Affiliate. At such time and in such manner as the Administrative Committee directs, the assets of the Trust allocable to Employees of such Participating Affiliate shall be transferred to the trust deemed adopted by such Participating Affiliate.

         13.9.4 A Participating Affiliate shall have no power with respect to the Plan except as specifically provided herein.

13.10    Controlling Law
         ---------------

The Plan is intended to qualify under Code section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. If any Plan provision is subject to more than one construction, the ambiguity will be resolved in favor of that interpretation or construction which is consistent with that intent. Similarly, in the event of any conflict between any provisions of the Plan or between any Plan provision and Beneficiary designation form or other form submitted to the Administrative Committee, the Plan provisions necessary to retain qualified status under Code section 401(a) shall govern. Otherwise, to the extent not preempted by ERISA or as expressly provided herein, the laws of the State of the Company's principal place of business shall control the interpretation and performance of the terms of the Plan (other than its conflict of laws provisions).

13.11    Conditional Adoption
         --------------------

Anything in the foregoing to the contrary notwithstanding, the Plan has been adopted on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code section 401(a) and the Trust qualifying for exemption from taxation under Code section 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify initially, the Plan shall be amended or terminated as decided by the Company, provided, however, that notwithstanding the foregoing, with respect to other than the initial qualification, the Company shall not be able to recover any contributions to the Plan.

                                  ARTICLE XIV
                             Matching Contributions
                             ----------------------

14.1     Matching Contributions
         ----------------------

The Administrative Committee shall establish a "Matching Contribution Account" for each Participant who is employed by eSpeed and each other Participating Affiliate that has elected, with the consent of the eSpeed Board, to allow its Employees who are Participants to invest in the eSpeed Fund (and such Matching Contribution Account shall be treated as part of a Participant's Account under the Plan). As of the end of each Plan Year commencing after December 31, 1999, there shall be allocated a Matching Contribution to each such Matching Contribution Account in an amount equal to such percentage of the Matched Contribution made by such Participant during such Plan Year as determined by the Participating Affiliate that employs such Participant. In order to be allocated a Matching Contribution, the Participant must be an Employee as of the date such Matching Contribution is to be allocated. Matching Contributions may be made in the form of cash or shares of eSpeed Stock, but in any case shall be invested in the eSpeed Fund.

14.2     Limitations on Matching Contributions
         -------------------------------------

These terms have the following meanings for purposes of the following Sections:

                  (a) "Average Contribution Percentage" or "ACP" means the average of the Contribution Percentages of the Eligible Participants in a group.

                  (b) "Contribution Percentage" means the ratio of (i) the Matching Contributions on behalf of the Eligible Participant pursuant to Section 14.1 for a Plan Year and paid over to the Trust Fund no later than the end of the 12-month period beginning on the day after the close of the Plan Year to (ii) the Eligible Participant's Compensation for such Plan Year.

                  (c) "Eligible Participant" means, for purposes of determining the ACP, any Eligible Employee who is eligible to make contributions under Section 3.2 at any time during a Plan Year.

                  (d) "Excess Aggregate Contribution" means for any Plan Year the excess of the aggregate amount of Matching Contributions allocated on behalf of HCEs for such Plan Year over the maximum amount of such contributions that could be allocated to HCEs under the Plan.

14.3     ACP Test
         --------

In no event shall the ACP for Participants who are HCEs for any Plan Year bear a relationship to the ACP for Participants who are NHCEs that does not satisfy either Section 14.3(a) or (b) below.

                  (a) The requirement shall be satisfied for a Plan Year if the ACP for the Eligible Participants who are HCEs is not more than the ACP for the prior Plan Year for all Eligible Participants who are NHCEs multiplied by 1.25.

                  (b)      The requirement shall be satisfied for a Plan Year if
         (i) the excess of the ACP for the Eligible Participants who are HCEs for the Plan Year over the ACP of all Eligible Participants who are NHCEs for the prior Plan Year is not more than two percentage points and (ii) the ACP for Participants who are HCEs is not more than the ACP for the prior Plan Year of all Eligible Participants who are NHCEs multiplied by two.

14.4     Excess Aggregate Contributions
         ------------------------------

If the relationship of the Average Contribution Percentages does not satisfy the provisions of Section 14.3 for any Plan Year, then the Administrative Committee shall direct the Trustee to distribute the Excess Aggregate Contribution for such Plan Year (plus any income and minus any loss allocable thereto including the period between the end of the Plan Year and the date of distribution or forfeiture) by the last day of the following Plan Year to the HCEs, as determined under this Section. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Participating Affiliate maintaining the Plan with respect to those amounts.

                  (a) The portion of the Excess Aggregate Contributions attributable to an HCE is determined and resolved under the procedures specified in the Code. Any refund made to a Participant in accordance with this Section shall be drawn from his or her Matching Contribution Account. Notwithstanding the foregoing, if a Participant does not have a 100% nonforfeitable right to his or her Matching Contribution Account under Section 14.5, the forfeitable portion of any amount withdrawn from his or her Matching Contribution Account shall be forfeited and the vested portion shall be distributed to the Participant.

                  (b) Excess Aggregate Contributions will be adjusted for any income or loss up to the date of distribution. Such income or loss will be computed according to a reasonable method permitted under Treas. Reg.ss.1.401(k)-1(f)(4).

                  (c) Any amounts forfeited by HCEs under this Section shall be applied to decrease the amount of Matching Contributions required to be made pursuant to Section 14.1. Notwithstanding the foregoing, no forfeiture arising under this Section shall be allocated to the Account of any HCE.

                  (d) The Contribution Percentage for any Participant who is an HCE for the Plan Year and who is eligible to make after-tax contributions to any plan subject to Section 415 of the Code maintained by the Company or an Affiliate or to have matching contributions within the meaning of Code Section 401(m)(4)(A) allocated to his or her account under two or more plans described in Section 401(a) of the Code that are maintained by the Company or an Affiliate shall be determined as if the total of such Participant contributions and employer contributions was made under this Plan and each other plan.

                  (e) In the event that this Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then Section 14.3 shall be applied by determining the "contribution percentages" of Participants as if all such plans were a single plan.

14.5     Payment of Matching Contribution Account
         ----------------------------------------

Payment of a Participant's Account Balance, including his Matching Contribution Account, shall be made in accordance with Article V; provided, however, that neither the Matching Contribution Account nor the Matched Contribution Account may be withdrawn pursuant to Section 5.3 or loaned pursuant to Section 5.4; provided, further, only the vested portion of the Matching Contribution Account shall be taken into account in determining the Participant's Account Balance under Section 5.1.

                                   ARTICLE XV
                                Direct Rollovers

15.1     Direct Rollover of Eligible Rollover Distributions
         --------------------------------------------------

Effective January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Plan, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.